UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012 (May 10, 2012)

RADIATION THERAPY SERVICES

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Senior Secured Second Lien Notes

On May 10, 2012, Radiation Therapy Services, Inc. (“RTS”), a wholly owned subsidiary of Radiation Therapy Services Holdings, Inc. (the “Company”) completed its previously announced offering of $350.0 million in aggregate principal amount of its 8 7/8% Senior Secured Second Lien Notes due 2017 (the “Notes”) by issuing the Notes in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated May 10, 2012 (the “Indenture”), among RTS, the guarantors signatory thereto and Wilmington Trust, National Association, governing the Notes. The Notes are senior secured second lien obligations of RTS and are guaranteed on a senior secured second lien basis by RTS, and each of RTS’s domestic subsidiaries to the extent such guarantor is a guarantor of RTS’s obligations under the Revolving Credit Facility (as defined below).

In connection with the issuance of the Notes, on May 10, 2012, RTS also entered into a registration rights agreement relating to the Notes, pursuant to which RTS has agreed to use its reasonable best efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for new notes, with terms substantially identical in all material respects to the Notes.

Interest is payable on the Notes on each May 15 and November 15, commencing November 15, 2012. RTS may redeem some or all of the Notes at any time prior to May 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after May 15, 2014, RTS may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to May 15, 2014, RTS may redeem up to 35% of the aggregate principal amount of the Notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The Indenture contains covenants that, among other things, restrict the ability of the Company, RTS and certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if RTS sells assets or experiences certain changes of control, it must offer to purchase the Notes.

RTS used the proceeds to repay its existing senior secured revolving credit facility and the Term Loan B portion of its senior secured credit facilities, which were prepaid in their entirety, cancelled and replaced with the new Revolving Credit Facility described below, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

Credit Agreement

On May 10, 2012, RTS also entered into the Credit Agreement (the “Credit Agreement”) among RTS, as borrower, the Company, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent, issuing bank and as swingline lender, the other agents party thereto and the lenders party thereto.

The credit facilities provided under the Credit Agreement consist of a revolving credit facility providing for up to $140 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit) (the “Revolving Credit Facility”).  RTS may increase the aggregate amount of revolving loans by an amount not to exceed $10 million in the aggregate.  The Revolving Credit Facility will mature in 4-years and 5-months.

Loans under the Revolving Credit Facility are subject to the following interest rates:

(a)           for loans which are Eurodollar loans, for any interest period, at a rate per annum equal to a percentage equal to (i) the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such interest period commencing on the first day of such interest period appearing on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two business days prior to the beginning of such interest period divided by (ii) 1.0 minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), plus (ii) an applicable margin based upon a total leverage pricing grid; and

(b)           for loans which are base rate loans, (i) the greatest of (A) the Administrative Agent’s prime lending rate at such time, (B) the overnight federal funds rate at such time plus ½ of 1%, and (C) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1.00%, plus (ii) an applicable margin based upon a total leverage pricing grid.

RTS will pay certain recurring fees with respect to the Revolving Credit Facility, including (i) fees on the unused commitments of the lenders under the Revolving Credit Facility, (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit and (iii) administration fees.

The Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the ability (subject to various exceptions) of RTS and certain of its subsidiaries to:  incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers or other fundamental changes; sell certain property or assets; pay dividends of other distributions; consummate acquisitions; make investments, loans and advances; prepay certain indebtedness, including the Notes; change the nature of their business; engage in certain transactions with affiliates; and incur restrictions on the ability of RTS’s subsidiaries to make distributions, advances and asset transfers.  In addition, under the Revolving Credit Facility, we will be required to comply with a specific first lien leverage ratio.

The Revolving Credit Facility contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross default to other material indebtedness; bankruptcy and insolvency events; inability to pay debts; monetary judgment defaults; actual or asserted invalidity or impairment of any definitive loan documentation and a change of control.

As of the Closing Date, the obligations of RTS under the Revolving Credit Facility are guaranteed by the Company and each direct and indirect, domestic subsidiary of RTS.

The Revolving Credit Facility and any interest rate protection and other hedging arrangements provided by any lender party to the Revolving Credit Facility or any affiliate of such a lender are secured on a first priority basis by a perfected security interest in substantially all of RTS’s and each guarantor’s tangible and intangible assets (subject to certain exceptions).

The foregoing description of the Indenture, the Registration Rights Agreement and the Credit Agreement are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated into this item 1.01 by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes issuance and Credit Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”,

“intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 10, 2012, among Radiation Therapy Services, Inc., the guarantors named therein as guarantors and Wilmington Trust, National Association.
4.2

Registration Rights Agreement, dated as of May 10, 2012, among Radiation Therapy Services, Inc., the guarantors named therein as guarantors and Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc.

10.1

Credit Agreement, dated as of May 10, 2012, among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent and collateral agent and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES
HOLDINGS, INC.

Date: May 14, 2012	By:	/s/ Bryan J. Carey
		Name:	Bryan J. Carey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of May 10, 2012, among Radiation Therapy Services, Inc., the guarantors named therein as guarantors and Wilmington Trust, National Association.
4.2

Registration Rights Agreement, dated as of May 10, 2012, among Radiation Therapy Services, Inc., the guarantors named therein as guarantors and Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and SunTrust Robinson Humphrey, Inc.

10.1

Credit Agreement, dated as of May 10, 2012, among Radiation Therapy Services, Inc., Radiation Therapy Services Holdings, Inc., the lenders party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent and collateral agent and the other parties thereto.